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                                                                    Exhibit 23.9

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report of i-Fulfillment, Inc., dated February 8, 2000, included in or made a part of this Registration Statement (No. 333-92851) in divine interVentures, inc.'s Form S-1 and to all references to our Firm included in this Registration Statement (No. 333-92851).

/s/ Arthur Andersen LLP

Chicago, Illinois
June 29, 2000